As filed with the Securities and Exchange Commission on May 25, 2022

Registration No. 333-36881

Registration No. 333-142848

Registration No. 333-198065

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 (Registration No. 333-36881)

Post-Effective Amendment No. 2 to Form S-8 (Registration No. 333-142848)

Post-Effective Amendment No. 2 to Form S-8 (Registration No. 333-198065)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIDLER WATER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2723335
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3480 GS Richards Blvd Suite 101 Carson City, Nevada	89703
(Address of Principal Executive Offices)	(Zip Code)

PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust

PICO Holdings, Inc. 2005 Long-Term Incentive Plan

PICO Holdings, Inc. 2014 Equity Incentive Plan

(Full title of the plans)

Maxim C.W. Webb

Executive Chairman, Chief Financial Officer

3480 GS Richards Blvd

Suite 101

Carson City, NV 89703

(Name and address of agent for service)

(775) 885-5000

(Telephone number, including area code, of agent for service)

Copy to:

Jonathan M. Whalen

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue Suite 2100

Dallas, Texas 75201

(214) 698-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

Vidler Water Resources, Inc. (the “Registrant”) hereby amends the following Registration Statements on Form S-8 (the “Prior Registration Statements”) to withdraw from registration any and all securities of the Registrant registered thereunder (the “Securities”) which have not been sold pursuant to such Prior Registration Statements:

1.	Registration Statement on Form S-8 (Registration No. 333-36881) filed on October 1, 1997, as amended by the Post-Effective Amendment No. 1 filed on June 1, 2017;

2.	Registration Statement on Form S-8 (Registration No. 333-142848) filed on May 11, 2007, as amended by the Post-Effective Amendment No. 1 filed on June 1, 2017; and

3.	Registration Statement on Form S-8 (Registration No. 333-198065) filed on August 12, 2014, as amended by the Post-Effective Amendment No. 1 filed on June 1, 2017.

On May 25, 2022, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 13, 2022, by and among the Registrant, D.R. Horton, Inc., a Delaware corporation (“Parent”), and Potable Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and as a wholly-owned subsidiary of Parent.

As a result of the Merger, the Registrant has terminated any offering of the Securities pursuant to the Prior Registration Statements. In accordance with an undertaking made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any Securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all unsold (if any) Securities under the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, State of Nevada, on May 25, 2022.

VIDLER WATER RESOURCES, INC.

By:	/s/ Maxim C.W. Webb
Name: Maxim C.W. Webb
Title: Executive Chairman, Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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